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                                                                   Exhibit 10.50

                          LEASE TERMINATION AGREEMENT

        This Lease Termination Agreement this "Agreement" by and between Irwin
M. Herz, Jr., Trustee for the Three R Trusts "Landlord" and Summit Care Corporation "Tenant", a California corporation.

        WHEREAS, Landlord and Tenant are the respective lessor and lessee with respect to that certain "Nursing Home Lease Agreement", made October 15, 1990 by and between Landlord and Oakcrest Nursing Center, Inc. ("Oak Crest") (Tenant's predecessor in interest) concerning the real property and improvements thereon located in Aransas County, Texas more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes, as supplemented by that certain undated "Supplemental Agreement to Nursing Home Lease Agreement" executed by said parties and amended by that certain "Amendment to Nursing Home Lease Agreement" dated on or about July 20, 1992 by and between Landlord, Oak Crest and Leonard May Enterprises, Inc. as Optionee and further amended by that certain "Consent to Assignment and Assumption Agreement" dated on or about October 5, 1994 (said Lease as supplemented and amended collectively the "Lease"); and

        WHEREAS, Tenant is the successor in interest to all the interest of Oakcrest Nursing Center, Inc. (also known as Oak Crest Nursing Center, Inc.) and is the owner and holder of all of the lessee's interest in and to the Lease; and

        WHEREAS, Tenant desires to exercise its option to purchase the Demised Premises (as defined in the Lease) in accordance with the Lease; and

        WHEREAS, Landlord and Tenant desire that the Lease shall terminate upon consummation of such acquisition.

        NOW THEREFORE, in consideration of $10.00 and of the premises herein and the mutual covenants hereinafter set forth, the receipt and insufficiency which is hereby acknowledged, the parties agree as follows:

        1. Landlord represents and warrants that the Landlord is the sole beneficial owner of all of the right, title and interest of the lessor under the Lease.

        2. Tenant represents and warrants that Tenant is the sole beneficial owner of all of the right, title and interest of the lessee under the Lease.

        3. (a) Upon delivery of the Purchase Option Price, defined below, to Landlord, the Lease shall terminate. Such termination of the Lease is expressly conditioned upon Tenant's payments to Landlord of the amount of:

                (i)  $1,997,334.00 (in accordance with Section 22.1



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        of the Lease) plus (b) in the event the closing, funding and delivery of the Purchase Option Price referred to in subparagraph 1, to the Landlord does not occur on July 1, 1996, then an additional amount equal to $725.39 under the Lease for each additional day or portion thereof from and including July 1, 1996 until such closing, funding and delivery to the Landlord occurs.

                (iii) "Delivery" to Landlord means receipt of wire transferred funds by Landlord's bank, Moody National Bank of Galveston, in accordance with Landlord's (or Landlord's attorney's) written instructions which have been delivered to the title company closing the subject conveyance.

                (iv) Any and all provisions in the Lease which would survive expiration of the term of the Lease, including any releases, indemnities and hold harmlesses shall survive the termination of the Lease herein referenced.

   (b) As consideration for Landlord's execution and delivery of the Bill of Sale and Assignment dated on or about the date hereof relating to certain personal property on or about the Demised Premises which is more particularly described therein. Tenant shall pay Landlord, and Landlord agrees to accept, the amount of $25,000.00 simultaneous with the delivery of the Purchase Option Price to Landlord.

    4. Where appropriate, all references to the singular shall include the plural and vice versa and references to any gender shall include the others.

    5. Each person executing on behalf of the parties hereto represents that such person has the full right, power and authority to execute and deliver this Agreement on behalf of such party without any further action or consent of any other person or entity.

    6. This Agreement may be executed in multiple counterparts, each of which shall be an original instrument and which, taken together constitute one and the same agreement.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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        EXECUTED on the _______ day of ____________________, 1996 with respect to Landlord and on the 10th day of July, 1996 with respect to Tenant, in each case to be effective as of the 10th day of July, 1996.





                                      By:
                                         ------------------------------------
                                         IRWIN M. HERZ, JR., Trustee for
                                         the Three R Trusts and not
                                         individually



                                      SUMMIT CARE CORPORATION



                                      By:  /s/ DERWIN L. WILLIAMS
                                         ------------------------------------
                                         Name:  Derwin L. Williams
                                         Its:   Sr. Vice President Finance










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